Exhibit 10.1

CONFIDENTIAL

SENIOR SECURED CONVERTIBLE 25% ORIGINAL ISSUE DISCOUNT

PROMISSORY NOTE AND SECURITY AGREEMENT

THIS SENIOR SECURED 25% ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE AND SECURITY AGREEMENT (the “Note” or this “Agreement”) is made on August 12, 2026, by and between Abri Capital Limited, a private limited company incorporated in Bermuda, with its registered address at 2 Church Street, Hamilton HM11 Bermuda (the “LENDER”) and XCF Global, Inc., a Delaware corporation with its principal executive offices at 3040 Post Oak Blvd., 18th Floor, Suite 164, Houston, Texas 77056, United States (the “BORROWER”). The LENDER and the BORROWER are referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS the LENDER wishes to lend funds to the BORROWER on a short-term, senior secured bridge basis, and the BORROWER wishes to borrow such funds;

WHEREAS the BORROWER’s obligations under this Note are to be secured by a first-priority security interest in the Collateral, and are to be supported by the Pledged Shares and the registration rights described herein;

NOW, THEREFORE, in consideration of the mutual covenants herein, the Parties agree as follows:

ARTICLE I: DEFINITIONS

As used in this Agreement, the following terms have the meanings set forth below; other capitalized terms are defined where they first appear.

“Collateral” has the meaning set forth in Section 4.1.

“Default Rate” a rate per annum equal to the lesser of (a) eighteen percent (18.0%) per annum (1.5% per month) and (b) the Maximum Lawful Rate.

“Environmental Attributes” all renewable identification numbers (RINs), low carbon fuel standard (LCFS) and CARB credits, renewable or clean fuel production and blending credits (including credits under Section 45Z of the Internal Revenue Code and other Inflation Reduction Act incentives), carbon offsets, emission reductions, and all other environmental, renewable, or low-carbon attributes generated by or attributable to the BORROWER or their products, together with all rights to apply for, generate, hold, transfer, monetize, and receive proceeds of the foregoing.

“Excluded Collateral” shall mean any collateral pursuant to the indebtedness with the Greater Nevada Credit Union (“GNCU”), Twain GL XXVIII, LLC (“Twain”), or other existing indebtedness of the Borrower or its Subsidiaries.

“Free Trading” with respect to any shares, that such shares (a) are covered by an effective Registration Statement permitting their resale or are eligible for resale without volume or manner-of-sale limitation under Rule 144, (b) bear no restrictive legend, and (c) have been deposited in book-entry form in a brokerage or custody account designated by the LENDER.

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“Maximum Lawful Rate” the maximum non-usurious rate of interest permitted from time to time by applicable law.

“Obligations” all present and future indebtedness, obligations, and liabilities of the BORROWER to the LENDER under this Agreement and the other Security Documents, including the Loan Balance Due, the Default Payment Amount, the Registration Delay Payments, fees, costs, and Enforcement Costs.

“Permitted Indebtedness” indebtedness existing on the date hereof and disclosed in the company’s public filings or on Schedule 1, and ordinary-course trade payables; provided that no such indebtedness shall rank senior to or pari passu with the Obligations without the LENDER’s prior written consent.

“Permitted Liens” (a) liens existing on the date hereof and disclosed in the company’s public filings or on Schedule 1; (b) liens for taxes not yet due or being contested in good faith; and (c) statutory liens arising in the ordinary course; in each case so long as such liens do not attach to the Pledged Shares and are not senior to the LENDER’s liens on the other Collateral except as set forth in the company’s public filings or on Schedule 1.

“Penalty of Default Shares” 5,000,000 shares of the BORROWER’s Class A Common Stock, par value $0.0001 per share, reserved but not issued. Penalty of Default Shares are to be issued in the name of the LENDER if and immediately after the occurrence of an Event of Default. The Penalty of Default Shares are a penalty for BORROWER being in default and they are not payment against any principal of interest payment obligation arising from this Agreement.

“Registrable Securities” the Commitment Shares and the Penalty of Default Shares and the Conversion Shares.

“Security Documents” this Agreement, each Control Agreement, each Security Agreement, each UCC financing statement, and each other document securing or evidencing the Obligations.

“UCC” the Uniform Commercial Code as in effect in the State of Nevada or, as to perfection in any other jurisdiction, the Uniform Commercial Code of such jurisdiction.

ARTICLE II: THE LOAN

2.1 LOAN AMOUNT. The BORROWER intends to issue a senior secured 25% Original Issue Discount (“OID”) promissory note in the aggregate principal amount of $666,666.66 (the “Loan Face Amount”) for an aggregate purchase price of $500,000, reflecting a 25% OID (the “Maximum Financing Amount”). The Note shall bear interest at ten percent (10%) per annum, payable monthly and shall be non-amortizing. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year (the “Interest”). The Loan Face Amount together with all accrued and unpaid Interest is the “Loan Balance Due”. All amounts are payable solely in cash in United States Dollars. The Parties intend that the Interest and all other charges comply at all times with applicable usury law as provided in Section 2.5.

2.2 FUNDING. The amount funded by the LENDER equals $500,000.

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2.3 MATURITY. The Loan Balance Due is fully due and payable in cash on August 20, 2026 (the “Maturity”), or earlier upon acceleration following an Event of Default. The BORROWER can choose to pay the Loan Balance Due at any time prior to Maturity without a pre-payment penalty so long as the entire Loan Balance Due is paid.

2.4 DEFAULT INTEREST. From and after the occurrence of an Event of Default and during its continuance, all outstanding Obligations shall bear interest, payable on demand, at the Default Rate (“Default Interest”), subject to Section 2.5. Upon an uncured Event of Default, the Loan Balance Due, together with any Financing Repayment then due and unpaid, shall become immediately due and payable (the “Default Payment Amount”), together with Default Interest thereon until paid in full. No multiplier, premium, or penalty enhancement shall apply to the Default Payment Amount.

2.5 AGREED RATE; USURY SAVINGS. The Parties intend that this Loan be governed by the laws of the State of California. As a savings provision only, and solely to the extent a court of competent jurisdiction nonetheless determines that an applicable usury law imposes a Maximum Lawful Rate on the Obligations: (a) in no event shall the aggregate of all amounts that are or may be characterized as interest under such law — including, to the extent (and only to the extent) so required, any fees, the Financing Repayment, or the Registration Delay Payments exceed interest computed at the Maximum Lawful Rate; (b) to the fullest extent permitted by law, all such amounts shall be amortized, prorated, allocated, and spread throughout the full term of the Loan (and any extension or renewal) so as to minimize the effective rate of interest; and (c) any amount that would otherwise exceed the Maximum Lawful Rate shall automatically be reduced to the Maximum Lawful Rate, and any excess theretofore collected shall be applied to reduce principal or, if no principal then remains outstanding, refunded to the BORROWER. This Section controls over any conflicting provision of the Security Documents and is not a representation by the LENDER that any rate is lawful under any law.

2.6 BUSINESS PURPOSE; WAIVER OF USURY DEFENSES. The BORROWER represents that the Loan is obtained solely for business and commercial purposes and not for personal, family, or household purposes. To the fullest extent permitted by applicable law, the BORROWER waives any defence, claim, or right based on usury (whether civil or criminal) and agrees not to assert that the Interest or any other charge hereunder is or may be usurious.

2.7 METHOD OF PAYMENT. The LENDER shall fund by wire transfer of United States Dollars to the account in ATTACHMENT A. The BORROWER shall make all payments in cash by wire transfer to the account in ATTACHMENT B, without setoff, counterclaim, or deduction (except as required by Section 2.11).

2.8 MANDATORY PREPAYMENTS. The BORROWER shall prepay the Obligations: (a) upon receiving the first net collections of revenues from sale of any products and/or services for which the BORROWER shall receive funds from paying customers or clients (a “Revenue Event”); or (b) with 100% of the net cash proceeds of any sale of assets outside the ordinary course of business. Upon occurrence of the first Revenue Event, the BORROWER shall use the entire amount of such revenue, net of the portion of the revenues encumbered for the forbearance agreement with Twain (and the comparable forbearance arrangement with the GNCU), to make a payment towards Loan Balance Due. If such a payment is not sufficient to pay back the entire Loan Balance Due, then the BORROWER shall repeat the same procedure to make payment towards Loan Balance Due from the second and all subsequent Revenue Events until the entire Loan Balance Due is paid. The Parties acknowledge and understand that the first Revenue Event is expected to occur in July, 2026 with each subsequent Revenue Event expected to be two weeks apart from the previous Revenue Event.

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2.9 OPTIONAL PREPAYMENT. The BORROWER may prepay the outstanding principal in whole or in part at any time without premium or penalty, together with Interest accrued to the date of prepayment. No unearned or minimum interest shall be payable in respect of amounts prepaid.

2.10 CONVERSION. Upon the occurrence and during the continuance of any Event of Default under this Note, the LENDER shall have the absolute and unconditional right, exercisable at any time and from time to time in the LENDER’s sole discretion by written notice to the BORROWER, to convert all or any portion of the then-outstanding principal amount of this Note, together with any accrued and unpaid interest and any other amounts then due and payable hereunder, into shares of the BORROWER’s common stock at a conversion price of $0.10 per share (the “Conversion Shares”) (subject only to equitable adjustment for any stock split, reverse stock split, stock dividend, combination, reclassification or similar event affecting the Common Stock occurring after the date hereof). Upon delivery of a conversion notice, the amount designated by the LENDER for conversion shall automatically and irrevocably be converted into the number of shares obtained by dividing such amount by $0.10, and the BORROWER shall, without any further consent, approval or action by the BORROWER, its board of directors or stockholders, promptly issue and deliver, or cause its transfer agent to issue and deliver, such shares to the LENDER in book-entry form or otherwise as directed by the LENDER. The BORROWER shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares sufficient to permit the full conversion of all amounts that may become convertible under this Note and shall take all corporate and other actions necessary to authorize, issue and deliver such shares. Furthermore, The BORROWER shall include the shares issuable upon conversion on the Loan Face Amount plus any outstanding interest in the registration statement files with the SEC pursuant to section V below.

The BORROWER shall not take, or permit to be taken, any action having the purpose or effect of avoiding, impairing, delaying or otherwise adversely affecting the LENDER’s conversion rights hereunder, and the LENDER’s exercise of its conversion right shall be in addition to, and shall not constitute a waiver of, any other rights or remedies available to the LENDER arising from such Event of Default, except to the extent of the indebtedness actually satisfied through such conversion.

2.11 FEES. The BORROWER shall pay the LENDER a non-refundable commitment fee of 500,000 shares of common stock of the BORROWER (the “Commitment Shares”), earned upon execution of this Agreement. The Commitment Shares shall be registered on the next registration statement filed by the BORROWER either on a form S-1 or an S-3.

2.12 TAXES; WITHHOLDING GROSS-UP. All payments shall be made free and clear of, and without deduction for, any taxes, except as required by law. If the BORROWER is required to deduct or withhold any tax (including U.S. withholding tax on interest paid to a non-U.S. lender), the sum payable shall be increased so that, after all required deductions, the LENDER receives an amount equal to that which it would have received had no deduction been made (a gross-up).

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2.13 WARRANT. NONE.

ARTICLE III: CONDITIONS PRECEDENT TO FUNDING

The LENDER’s obligation to fund is subject to satisfaction (or written waiver by the LENDER) of each of the following:

(a)	this Agreement, form of promissory note, and each other Security Document, duly executed by the BORROWER;

(b)	as a continuing obligation under this Agreement, the BORROWER shall, within five (5) business days of the date of this Agreement, irrevocably reserve with its transfer agent 5,000,000 shares of its authorized and unissued common stock (the “Reserved Shares”) exclusively for Penalty of Default Shares. The Reserved Shares shall be maintained by the transfer agent and shall not be issued, pledged, committed, reserved for any other purpose, or otherwise encumbered without the prior written consent of the LENDER, unless and until this requirement is released in writing by the LENDER. The Reserved Shares are to be issued to the LENDER immediately upon occurrence of an Event of Default. The Company shall instruct its transfer agent in writing to maintain the Reserved Shares and shall provide the LENDER with written confirmation from the transfer agent that such reservation has been established and will remain in effect until all obligations under the Loan Documents have been fully satisfied or the LENDER otherwise consents in writing to the release of the Reserved Shares.

(c)	certified resolutions of the board of directors of the BORROWER authorizing the transactions and the issuance of the Penalty of Default Shares;

(d)	good standing certificates and an officer’s certificate certifying organizational documents and the accuracy of the representations and warranties in all material respects;

(e)	such other documents as the LENDER reasonably requests.

ARTICLE IV: SECURITY INTEREST AND GUARANTY

4.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, the BORROWER hereby grant to the LENDER a continuing first-priority security interest in and lien upon all of their respective right, title, and interest in the following, whether now owned or hereafter acquired (collectively, the “Collateral”): (a) all inventory, including sustainable aviation fuel, renewable diesel, naphtha, feedstock, and finished and in-process product; (b) all accounts and payment intangibles, including all receivables under offtake and supply agreements; (c) all Environmental Attributes; (d) all deposit accounts and securities accounts and the funds and financial assets therein; (e) all equipment, fixtures, and general intangibles; (f) all chattel paper, instruments, documents, letter-of-credit rights, and commercial tort claims; and (g) all products, proceeds, accessions, and supporting obligations of the foregoing. Notwithstanding anything herein to the contrary, the Collateral shall not include Excluded Collateral.

4.2 PENALTY OF DEFAULT SHARES. as a continuing obligation under this Agreement, the BORROWER shall, within five (5) business days of the date of this Agreement, irrevocably reserve with its transfer agent 5,000,000 shares of its authorized and unissued common stock (the “Reserved Shares”) exclusively for Penalty of Default Shares. The Reserved Shares shall be maintained by the transfer agent and shall not be issued, pledged, committed, reserved for any other purpose, or otherwise encumbered without the prior written consent of the LENDER, unless and until this requirement is released in writing by the LENDER. The Reserved Shares are to be issued to the LENDER immediately upon occurrence of an Event of Default. The Company shall instruct its transfer agent in writing to maintain the Reserved Shares and shall provide the LENDER with written confirmation from the transfer agent that such reservation has been established and will remain in effect until all obligations under the Loan Documents have been fully satisfied or the LENDER otherwise consents in writing to the release of the Reserved Shares.Upon issuance, the Penalty of Default Shares shall be registered in the BORROWER’s next registration statement either on form S-1 or S-3.

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4.3 COLLATERAL MAINTENANCE; TOP-UP. Not Applicable.

4.4 PERFECTION; FURTHER ASSURANCES. The BORROWER authorize the LENDER to file all UCC financing statements and shall execute and deliver such Control Agreements, account designations, transfer-agent instructions, and other documents, and take such further actions, as the LENDER reasonably requests to create, perfect, and maintain a first-priority perfected security interest in the Collateral and the Penalty of Default Shares.

4.5 NEGATIVE PLEDGE; PRIORITY. Except for Permitted Liens, the BORROWER shall not create, incur, or permit any lien on, or sell or transfer, any Collateral. The LENDER’s liens shall be senior to all other liens other than Permitted Liens expressly identified as senior in the company’s public filings or on Schedule 2. The BORROWER shall use commercially reasonable efforts to obtain a subordination or intercreditor agreement from any existing secured creditor whose lien would otherwise rank ahead of the LENDER’s lien on the Collateral.

4.6 REMEDIES. Upon an Event of Default, the LENDER may exercise all rights and remedies of a secured party under the UCC and the Security Documents, including taking possession of, collecting, and selling the Collateral and the Penalty of Default Shares (by public or private sale, subject to applicable securities laws), and applying the proceeds to the Obligations. The BORROWER acknowledges that a private sale of the Penalty of Default Shares effected in compliance with securities laws is commercially reasonable. All remedies are cumulative.

ARTICLE V: REGISTRATION RIGHTS AND CURRENT INFORMATION

5.1 MANDATORY REGISTRATION. The BORROWER shall prepare and file with the SEC a registration statement covering the resale of all Registrable Securities (a “Registration Statement”) no later than fifteen (15) days after the BORROWER’S registration statement on Form S-4 related to the BCA (as defined below) has been declared effective (the “Filing Deadline”), and shall use its best efforts to cause such Registration Statement to be declared effective no later than sixty (60) days after the funding date (or, if reviewed by the SEC, ninety (90) days) (the “Effectiveness Deadline”), and to keep it effective until all Registrable Securities are Free Trading or sold.

5.2 REGISTRATION DELAY PAYMENTS. If (a) the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, or (b) the Registrable Securities are not otherwise Free Trading by the Effectiveness Deadline, then, as partial liquidated damages and not as a penalty, the BORROWER shall pay the LENDER an amount equal to one and one-half percent (1.5%) of the Loan Face Amount for each thirty (30)-day period (pro-rated for partial periods) during which such failure continues (the “Registration Delay Payments”), subject to an aggregate cap of twelve percent (12.0%) of the Loan Face Amount. The Parties agree that actual damages from delay would be difficult to ascertain and that this measure is a reasonable estimate thereof. The Registration Delay Payments are in lieu of, and not in addition to, any fixed monthly charge tied to the registration of the shares.

5.3 CURRENT PUBLIC INFORMATION. The BORROWER shall (a) cure all delinquencies in its SEC reporting and file all reports required under the Exchange Act on a timely basis, and (b) otherwise satisfy the current public information requirement of Rule 144(c), in each case so as to make and keep Rule 144 available for the Registrable Securities. The BORROWER acknowledges that Rule 144 is unavailable while it is delinquent in its periodic reporting and, as a former shell company, may be subject to additional Rule 144 conditions.

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5.4 LEGEND REMOVAL. Promptly upon the Registrable Securities becoming eligible for resale under an effective Registration Statement or Rule 144, the BORROWER shall, at its expense, cause a legal opinion to be delivered to its transfer agent to remove all restrictive legends and deliver the shares in book-entry form to the buyer of such Registrable Securities upon the resale of such Registrable Securities in accordance with the Registration Statement or Rule 144, as applicable.

5.5 DEFINITION OF DELIVERY OBJECTIVE. The BORROWER’s obligations under this Article are satisfied with respect to any shares only when such shares are Free Trading and have been deposited, unlegended and in book-entry form, in the account designated by the LENDER.

ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The BORROWER represents and warrants, as of the date hereof and the funding date:

6.1 ORGANIZATION; AUTHORITY. The Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction (the BORROWER under Delaware law), and has full power and authority to execute, deliver, and perform the Security Documents, which constitute valid and binding obligations enforceable in accordance with their terms.

6.2 NO CONFLICTS; CONSENTS. The execution, delivery, and performance do not violate any organizational document, law, or material agreement, and, except for filings to perfect the liens and to register the Registrable Securities and any required Nasdaq or shareholder approvals expressly disclosed, require no consent that has not been obtained.

6.3 SEC DOCUMENTS. Except as disclosed in the company’s public filings or on Schedule 2, the BORROWER has timely filed all reports required under the Securities Act and the Exchange Act (the “SEC Documents”); the BORROWER discloses that it is currently delinquent in certain periodic filings and is subject to Nasdaq continued-listing notices, the status of which is described in the company’s public filings or on Schedule 2. The financial statements in the SEC Documents comply in all material respects with U.S. GAAP and fairly present the BORROWER’s financial position.

6.4 TITLE; LIENS. The Borrower owns the Collateral free of liens other than Permitted Liens, and upon filing of the UCC financing statements and execution of the Control Agreements, the LENDER will have a first-priority perfected security interest in the Collateral, subject only to Permitted Liens expressly identified as senior in the company’s public filings or on Schedule 1.

6.5 PENALTY OF DEFAULT SHARES. The Penalty of Default Shares, when issued and delivered, will be duly authorized, validly issued, fully paid, non-assessable, and free of pre-emptive rights and liens other than the LENDER’s, and all approvals required for their issuance will have been obtained.

6.6 LITIGATION. There are no material actions, suits, or investigations pending or threatened that would have a Material Adverse Effect, except as disclosed in the company’s public filings or on Schedule 2.

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ARTICLE VII: COVENANTS

7.1 AFFIRMATIVE COVENANTS. So long as any Obligations remain outstanding, the BORROWER shall: (a) deliver to the LENDER all SEC filings, and quarterly and annual financial statements; (b) promptly notify the LENDER of any default, Material Adverse Effect, or Nasdaq or SEC notice; (c) maintain insurance with the LENDER named as loss payee/additional insured; (d) maintain corporate existence, properties, and all material permits; (e) use best efforts to maintain the listing of the Class A Common Stock on Nasdaq and to cure any delinquency or deficiency, and (f) execute such further assurances as the LENDER reasonably requests.

7.2 NEGATIVE COVENANTS. So long as any Obligations remain outstanding, neither the BORROWER shall, without the LENDER’s prior written consent: (a) incur indebtedness ranking senior to or pari passu with the Obligations (other than Permitted Indebtedness); (b) create or permit any lien on the Collateral other than Permitted Liens; (c) sell or transfer assets outside the ordinary course; (d) declare or pay dividends or make other restricted payments; (e) effect any change of control; (f) amend the BCA or its organizational documents in a manner adverse to the LENDER; or (g) use the Loan proceeds other than for working capital and the transactions contemplated by the BCA.

ARTICLE VIII: EVENTS OF DEFAULT

8.1 Each of the following is an “Event of Default”:

i.	NON-PAYMENT. failure to pay any amount when due. Failure to pay Loan Balance Due upon occurrence of Revenue Events. Failure to advance the entire proceeds from all Revenue Events net of the portion encumbered for the forbearance agreement with Twain (and the comparable forbearance arrangement with GNCU) until the entire Loan Balance Due is paid.

ii.	BREACH OF COVENANT. failure to comply with any covenant or obligation (including the Coverage Ratio, perfection, registration, and listing covenants).

iii.	MISREPRESENTATION. any representation or warranty proves incorrect in any material respect when made (a “Misrepresentation”), provided that such Misrepresentation has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower, and except to the extent that (1) Lender has suffered no unreimbursed loss on account of such Misrepresentation, nor has the same resulted in a Material Adverse Effect on Lender or Borrower or under this Agreement, (2) such Misrepresentation was unintentional and otherwise not known to Borrower to be false or misleading when made, and (3) such Misrepresentation can be cured (meaning that the facts and circumstances underlying the applicable Misrepresentation can be changed such that the applicable representation made will be true and correct) and is diligently and expeditiously cured in connection herewith (provided that such cure must be completed within thirty (30) days, unless the same may be cured by payment of money, in which case the same must be completed within ten (10) days).

iv.	COLLATERAL/PERFECTION FAILURE. any Security Document ceases to be in full force, or the LENDER ceases to have a first-priority perfected security interest in or control over any material Collateral or the Pledged Shares.

v.	REGISTRATION FAILURE. the Registrable Securities are not Free Trading within thirty (30) days after the Effectiveness Deadline (beyond which the Registration Delay Payments shall continue to accrue subject to the cap).

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vi.	CROSS-DEFAULT. any default under other indebtedness of the Borrower permitting acceleration, or any material default or termination under the BCA or any material offtake or financing agreement.

vii.	INSOLVENCY; BANKRUPTCY. insolvency, assignment for the benefit of creditors, or any bankruptcy or similar proceeding not dismissed within thirty (30) days; provided that a going-concern qualification alone shall not be an admission of insolvency.

viii.	JUDGMENTS. an unsatisfied or unstayed money judgment in excess of US$50,000 for thirty (30) days, that are no longer subject to appeal, and that are not currently disclosed in the company’s public filings.

ix.	CHANGE OF CONTROL. any change of control without the LENDER’s consent.

x.	MATERIAL ADVERSE EFFECT. any event that has, in the LENDER’s reasonable discretion, a Material Adverse Effect on the ability to perform the Obligations or on the value of the Collateral. A Material Adverse Effect is: not having a Revenue Event in the month of August, 2026. A Material Adverse Effect is: not having Revenue Events once every two weeks after the first Revenue Event in July, 2026.

xi.	NASDAQ DELISTING-LATE FILING OF SEC FILINGS. the Class A Common Stock is delisted, suspended, or subject to a delisting determination by Nasdaq or its principal market. BORROWER fails to be current with SEC filings.

8.2 The BORROWER shall have fifteen (15) days to cure a monetary default and twenty (20) days to cure a non-monetary default capable of cure (the “Cure Period”); defaults under clauses (iv), (vi), (vii), and (ix), require no cure period. Upon an uncured Event of Default, the LENDER may, by notice, declare the Default Payment Amount immediately due and payable, with Default Interest, and exercise all rights under Article IV and applicable law. Remedies are cumulative, and the LENDER shall be entitled to specific performance of the registration, perfection, and top-up covenants.

ARTICLE IX: MISCELLANEOUS

9.1 GOVERNING LAW; JURISDICTION; JURY WAIVER. This Agreement and the other Security Documents are governed by, and shall be construed in accordance with, the laws of the State of California, without regard to conflicts-of-law principles.

9.2 ASSIGNMENT. The LENDER may assign or participate any of its rights or obligations without the BORROWER’s consent. The BORROWER may not assign any rights or obligations without the LENDER’s prior written consent.

9.3 ENFORCEMENT COSTS. The BORROWER shall pay all of the LENDER’s costs of enforcement, including reasonable attorneys’ fees (“Enforcement Costs”), which shall be added to the Obligations and bear Default Interest.

9.4 NOTICES. Notices shall be in writing and delivered to the addresses in ATTACHMENT C (or as updated by notice).

9.5 ENTIRE AGREEMENT; AMENDMENTS. The Security Documents contain the entire agreement and supersede prior understandings. No amendment or waiver is effective unless in a writing signed by the Party against whom it is enforced.

9.6 COUNTERPARTS; ELECTRONIC SIGNATURE. This Agreement may be executed in counterparts and by electronic signature (PDF, DocuSign, or AdobeSign), each having the same effect as an original.

9.7 SEVERABILITY. If any provision is held unenforceable, the remainder shall continue in effect, provided that no severance shall materially reduce the economic benefit to the LENDER.

9.8 PUBLICITY. No Party shall issue any press release regarding the transactions without the other’s prior consent, except as required by law or exchange rules.

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IN WITNESS WHEREOF, the Parties have executed this Secured Bridge Loan and Security Agreement as of the date first written above.

BORROWER: XCF Global, Inc.

By:	/s/ Chris Cooper
Name:	Chris Cooper
Title:	CEO
Date:	August 12, 2026

LENDER: Abri Capital Limited

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	President
Date:	August 12, 2026

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ATTACHMENT A: BORROWER BANK WIRE INSTRUCTIONS

Omitted

ATTACHMENT B: LENDER BANK WIRE INSTRUCTIONS

Omitted

ATTACHMENT C: NOTICE ADDRESSES

If to the BORROWER:	XCF Global, Inc.
3040 Post Oak Blvd., 18th Floor
Houston, TX 77056
ATTN: Harvey Schnitzer

If to the LENDER:	Abri Capital Limited
ATTN: Jeffrey Tirman

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EXHIBITS

Omitted

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